_____________________________________________________________


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _______________________


                                  FORM 8-K



             Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  October 10, 1997


                      JUNO ACQUISITIONS, INC.
      (Exact name of registrant as specified in its charter)




STATE OF NEVADA            33-81666              13-3690905
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification Number)
incorporation)


     3323 Watt Avenue, Suite 150 , Sacramento, California      95821
         (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: 916-442-0400


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Item 1.  CHANGES IN CONTROL OF REGISTRANT;
Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 10, 1997, Juno Acquisitions, Inc., a Nevada corporation ("Juno"), effected a "Plan And Agreement Of Reorganization" (the "Reorganization Agreement") with LK Global Information Systems, BV, a Netherlands corporation ("LK Global"). Pursuant to the terms of the Reorganization Agreement, Juno acquired 100% of LK Global's issued and outstanding capital stock, in exchange for 12,845,000 shares of Juno's voting common stock, par value $0.001 per share, and 1,925,000 shares of preferred stock, par value $0.001 per share.

     As a result of the Reorganization, LK Global is now a wholly-owned subsidiary of Juno. LK Global (Holdings) N.V., the principal shareholder of LK Global, now beneficially owns 9,915,425 shares of common stock of Juno representing 66.6% of Juno's outstanding voting shares. LK Global (Holdings) N.V., a Netherlands corporation, is controlled by Dr. Kyprianou.

     In addition, effective as of the closing date under the Reorganization Agreement, Gary Takata resigned as the sole director of Juno and was replaced by Dr. Kyprianou. The new Board immediately appointed Dr. Kyprianou as the Chief Executive Officer of Juno.

     LK Global is the parent company of various international entities with operations in the United States, the United Kingdom, Ireland, India, Cyprus, and Mexico that develop and support a comprehensive range of integrated information technology software applications to a growing number of companies in the construction, hospitality, healthcare, financial, and manufacturing industries throughout the world.

     Juno   currently   contemplates   changing   its  name  to  AremisSoft
Corporation and will be mailing proxies to its shareholders in connection therewith.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          (1) The Financial statements of LK Global will be filed by amendment within 60 days.

     (c)  EXHIBITS.

          2.1  Copy of the Reorganization Agreement and Addendum thereto.


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Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     Pursuant to the Reorganization Agreement involving Juno and LK Global, Juno issued 12,845,000 shares of its voting common stock, par value $0.001 per share, and 1,925,000 shares of preferred stock, par value $0.001 per share. The Juno shares were issued to approximately 360 institutions and individuals in exchange for their shares in LK Global. All of the purchasers were Non-U.S. Persons as defined in Regulation S. The Juno shares issued in connection with the Reorganization Agreement were exempt from registration upon reliance upon Regulation S.


                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 27, 1997           JUNO ACQUISITIONS, INC.


                                   By:  DR. LYCOURGOS K. KYPRIANOU
                                      Dr. Lycourgos K. Kyprianou
                                      Chief Executive Officer